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                                                                    EXHIBIT 99.5

                                REVOCABLE PROXY

                           BAYONNE BANCSHARES, INC.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF BAYONNE BANCSHARES, INC.
             FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                            ________________, 1998.

     The undersigned shareholder of Bayonne Bancshares, Inc. (the "Company") hereby appoints the Board of Directors of the Company or any successors thereto as proxies, each of them with full power of substitution, to attend and act as proxy for the undersigned and to cast all votes which the undersigned stockholder is entitled to cast at the annual meeting of the stockholders of the Company to be held at __:00 a.m., local time on ___________, 1998, at the _____________________________________________, and any and all adjournments and postponements thereof (the "Annual Meeting"), with all powers which the undersigned would possess if personally present (i) as designated below with respect to the matters set forth below and described in the accompanying Joint Proxy Statement/Prospectus, the receipt of which is hereby acknowledged, and
(ii) in their discretion with respect to any other business that may properly come before the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

     This proxy will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (1) FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT (AS DEFINED HEREIN), (2) FOR THE ELECTION OF TWO DIRECTORS TO THREE-YEAR TERMS OF OFFICE EACH, (3) FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1999 AND (4) IN THE DISCRETION OF THE PROXIES AS TO ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.



              (CONTINUED--TO BE SIGNED AND DATED ON REVERSE SIDE)
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     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED PROPOSALS,
INCLUDING A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT .


     1. Approval and adoption of the Amended and Restated Agreement and Plan of Merger, amended and restated as of October 14, 1998, by and between the RCF Corp. and Bayonne Bancshares, Inc. pursuant to which, among other things, Bayonne Bancshares, Inc. will merge with and into RCF Corp.

                            FOR    AGAINST    ABSTAIN
                            [ ]      [ ]        [ ]

     2. The election as directors of all nominees listed to three-year terms (except as marked to the contrary below):

                            FOR    WITHHOLD  FOR ALL EXCEPT
                            [ ]      [ ]          [ ]

          INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominees name in the space provided below.

          _____________________________________________

     3. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending March 31, 1999.

                            FOR    AGAINST    ABSTAIN
                            [ ]      [ ]        [ ]

     4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date of the Annual Meeting, management of the Company is not aware of any such other business.
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     This proxy may be revoked prior to the time it is voted by delivering to the secretary of the Company either a written revocation or a proxy bearing a later date or by appearing at the Annual Meeting and voting in person. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the Joint Proxy Statement/Prospectus, dated _____, 1998, for the Annual Meeting.


                              Dated: ___________________

                              Signature: _______________

                              Signature: _______________

                              Title: ___________________


                              (Please date and sign here exactly as name appears at left. When signing as attorney, administrator, trustee or guardian, give full title as such; and when stock has been issued in the name of two or more persons, all should sign.)


                              PLEASE ACT PROMPTLY
                   SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE

             IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE,
            SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE